UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SENSE TECHNOLOGIES INC.
(Exact Name of Registrant as Specified in Its Charter)

Yukon Territory	90010141
(State or Other Jurisdiction of	(IRS Employer Identification
Incorporation or Organization)	Number)

2535 N. Carleton Avenue
Grand Island, Nebraska
68803 USA
(Address of Principal Executive Offices)

CONSULTING AGREEMENT RE:
DEANEEN GRAHAM
(Full title of the plan)

Bruce Schreiner
President
Sense Technologies Inc.
2535 N. Carleton Avenue
Grand Island, Nebraska
68803 USA
(308) 381-1355
(Name, address and telephone number of agent for service)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum	Amount of
	Amount to be	Offering Price	Aggregate	Registration
Title of Securities to be Registered(1)	Registered	Per Share	Offering Price	Fee
------------------------------------------	----------------------------------	----------------------------------	-----------------------------------	----------------------------------

Common Shares	2,000,000	$0.10	$200,000	$21.40

TOTAL	2,000,000		$200,000	$21.40

(1)	Consists of common shares of the Registrant to be issued upon exercise of a right to purchase pursuant to a consulting agreement dated August 21, 2006 between the Registrant and Deaneen Graham.

EXPLANATORY NOTE

We have prepared this registration statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended, to register 2,000,000 common shares of Sense Technologies Inc. which have been reserved for issuance, pursuant to a consulting agreement dated August 21, 2006 between the Registrant and Deaneen Graham (the “Plan”).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of the instructions to the registration statement on Form S-8 will be sent or given to persons as required by Rule 428(b)(1) of the rules promulgated under the Securities Act. These documents are not being filed with the Securities and Exchange Commission (the “Commission”) as a part of this registration statement in accordance with Rule 428(b) and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents or extracts of documents, which unless otherwise noted have previously been filed by Sense Technologies Inc. with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference and made a part hereof:

(a)	Annual Report on Form 10-KSB for the fiscal year ended February 28, 2006, filed with the Commission on July 14, 2006;

(b)	Quarterly Report on Form 10-QSB for the fiscal quarter ended May 31, 2006, filed with the Commission on July 20, 2006;

(c)

All other reports pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the Annual Report referred to in (a) above; and

(d)

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities covered hereby then remaining unsold, such documents to form a part hereof, commencing on the respective dates on which the documents are filed.

For purposes of this Registration Statement, any document or any statement deemed to be incorporated by reference herein or contained in an Incorporated Document shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

The common shares of Sense Technologies Inc. are registered under Section 12 of the Securities Exchange Act of 1934.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Neither the Registrant’s accountants nor any other experts named in the registration statement was hired on a contingent basis, will receive a direct or indirect interest in the company or was a promoter, underwriter, voting trustee, director, officer, or employee, of the company.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

As authorized by the Business Corporations Act (Yukon), we may, with the approval of the court, indemnify our officers and directors against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment in a civil, criminal or administrative action or proceeding to which the person is made a party, so long as such persons acted honestly and in good faith and in a manner in which they reasonably believed to be in the best interests of the Registrant. If the legal proceeding, however, is by or in our right, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he is adjudged to be liable for negligence or misconduct in the performance of his duty to us unless a court determines otherwise.

Under Yukon law, corporations may also purchase and maintain insurance on behalf of any person who is or was a director or officer (or is serving at the request of the Registrant as a director or officer of another corporation) for any liability asserted against such person and any expenses incurred by him in his capacity as a director or officer.

Our corporate articles provide that subject to the provisions of the Business Corporations Act (Yukon), we will indemnify our directors and former directors against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him or them in a civil, criminal or administrative action or proceeding to which they are a party by reason of their role as a director of the company. Such indemnification shall continue as to an indemnitee who has ceased to be a director or officer of the Registrant and shall enure to the benefit of the indemnitee’s heirs, executors and administrators. The Business Corporations Act (Yukon) provides that any indemnification to be paid by the company must first receive court approval.

The effect of these provisions is potentially to indemnify the Registrant’s directors and officers from all costs and expenses of liability incurred by them in connection with any action, suit or proceeding in which they are involved by reason of their affiliation with the Registrant.

DISCLOSURE OF COMMISSION POSITION ON INDEMNITY

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not Applicable.

ITEM 8. EXHIBITS.

The following exhibits are filed with or incorporated by reference into this Registration Statement (numbering corresponds to Exhibit table in Item 601of Regulation S-B):

3.1	Articles of Continuance (1)

3.2	Bylaws (2)

4.3	Articles of Amendment (3)

5.1	Opinion of Austring, Fendrick, Fairman & Parkkari

10.1	Consulting Agreement Re: Deaneen Graham

23.1	Consent of Amisano Hanson, Chartered Accountants

23.2	Consent of Counsel (see Exhibit 5.1)

(1) Incorporated by reference as Exhibit 3.1 to the Registrant’s Form 10-KSB, filed with the Securities and Exchange Commission on May 24, 2002.

(2) Incorporated by reference as Exhibit 3.2 to the Registrant’s Form 10-KSB, filed with the Securities and Exchange Commission on May 24, 2002.

(3) Incorporated by reference to as Appendix A to the Registrant’s Schedule 14A – Definitive Proxy Statement, filed with the Securities and Exchange Commission on June 17, 2002.

ITEM 9. UNDERTAKINGS.

(1)	The undersigned Registrant hereby undertakes:

	(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

		(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(b)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defence of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Grand Island, State of Nebraska, USA, on October 24, 2006.

SENSE TECHNOLOGIES INC.

By: /s/ Bruce Schreiner
Bruce Schreiner
President and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature and Title	Date

/s/ Bruce Schreiner	October 24, 2006
Bruce Schreiner
President and Director

/s/ Cynthia L. Schroeder	October 24, 2006
Cynthia L. Schroeder
Director

/s/ James R. Iman	October 24, 2006
James R. Iman
Director